[VINSON & ELKINS LETTERHEAD]

EXHIBIT 5.1

December 6, 2006

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:

We have acted as counsel for Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-138966) and the Registration Statement on Form S-3 (Registration No. 333-139053) (together, the “Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of 6¼% Senior Notes due 2017 of the Company (“Debt Securities”) pursuant to an Underwriting Agreement dated December 1, 2006 among the Company and the underwriters named in the Schedule A thereto (the “Underwriting Agreement”), and the preliminary prospectuses contained in the Registration Statements (the “Preliminary Prospectuses”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statements, (ii) the Indenture dated December 6, 2006 (the “Indenture”) related to the Debt Securities, (iii) the Preliminary Prospectuses, (iv) the final prospectus dated December 1, 2006 (the “Prospectus”) and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine and (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon payment of the consideration for such Debt Securities as provided for in the Underwriting Agreement, such Debt Securities are legally issued and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as exhibits to the Registration Statements and to the use of our name in the prospectus forming a part of the Registration Statements under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.